EXHIBIT (J)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 142 to Registration Statement No. 02-90946 on Form N-1A of our reports dated February 16, 2009, relating to the financial statements and financial highlights of Eaton Vance Mutual Funds Trust, including the Funds and Portfolios listed on attached Schedule A, appearing in the Annual Reports on Form N-CSR of Eaton Vance Mutual Funds Trust for the year ended December 31, 2008, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts April 27, 2009

SCHEDULE A

Report Date	Eaton Vance Mutual Funds Trust (Funds & Portfolios)

February 16, 2009	Eaton Vance AMT-Free Municipal Bond Fund
February 16, 2009	Eaton Vance Tax Free Reserves
February 16, 2009	Tax-Managed Growth Portfolio
February 16, 2009	Eaton Vance Tax-Managed Growth Fund 1.1
February 16, 2009	Eaton Vance Tax-Managed Growth Fund 1.2